                 Exhibit 99.1

Alico, Inc. Announces Financial Results for the Second Quarter and Six Months Ended March 31, 2019

Fort Myers, FL, May 7, 2019 - Alico, Inc. (“Alico” or the “Company”) (Nasdaq:“ALCO”) today announces financial results for the second quarter and six months ended March 31, 2019. For the six months ended March 31, 2019, the Company recorded net income attributable to Alico common stockholders of $5.1 million and earnings of $0.68 per diluted common share, compared to net income attributable to Alico common stockholders of $3.2 million and earnings of $0.39 per diluted common share in the prior year. The increase in net income attributable to Alico common stockholders is primarily due to increased processed box production in the current fiscal year, as compared to the prior fiscal year, and the impact of a valuation allowance resulting in tax expense for the six months ended March 31, 2018. Partially offsetting this increase is (i) an increase, in the six months ended March 31, 2019, in harvesting and hauling costs directly related to the increased processed box production; (ii) higher gain on sale of real estate, property and equipment and assets held for sale recorded in the six months ended March 31, 2018, as compared to the same period in fiscal year 2019; and (iii) a one-time deferred tax benefit attributable to the federal corporate tax rate change enacted on December 22, 2017, that was recorded in the six month period ended March 31, 2018.

When both periods are adjusted for non-recurring items related to transaction costs, separation and consulting fees, gains on sale of real estate and property and equipment, employee stock compensation expense, tender offer, professional fees related to corporate matters, change in fair value of derivatives, forfeiture of stock options, net deferred tax and other valuation allowances, the Company had adjusted income of $1.12 per diluted common share for the six month period ended March 31, 2019, compared to an adjusted loss of $0.18 per diluted common share for the six months ended March 31, 2018. Adjusted EBITDA for the six months ended March 31, 2019 and 2018 was $21.3 million and $9.3 million, respectively.

These financial results reflect the seasonal nature of Alico’s business and the impact of Hurricane Irma. Historically, the second and third quarters of Alico's fiscal year produce the majority of the Company's annual revenue and working capital requirements are typically greater in the first and fourth quarters. Due to Hurricane Irma, in the first six months of fiscal year 2018 Alico harvested fruit earlier than in prior fiscal years and in fiscal year 2019.

The Company reported the following financial results:

(in thousands, except for per share amounts)
	Three Months Ended March 31,				Six Months Ended March 31,
	2019	2018	Change		2019	2018	Change

Net income (loss) attributable to Alico, Inc. common stockholders	$7,547	$(5,514)	$13,061	NM	$5,080	$3,232	$1,848	57.2%
EBITDA (1)	$15,231	$8,307	$6,924	83.4%	$17,510	$10,381	$7,129	68.7%
Earnings (loss) per diluted common share	$1.01	$(0.67)	$1.68	NM	$0.68	$0.39	$0.29	74.4%
Net cash provided by (used in) operating activities	$18,069	$9,438	$8,631	91.4%	$6,068	$(251)	$6,319	NM

(1) See “Non-GAAP Financial Measures” at the end of this earnings release for details regarding these measures.
NM = Not Meaningful

Alico Citrus Division Results

During the six months ended March 31, 2019, Alico Citrus harvested 4.5 million boxes of fruit, an increase of 34.6% from the same period in the prior fiscal year. The increase was directly related to the negative impact of Hurricane Irma on the prior fiscal year’s harvest. With respect to the Early and Mid-Season fruit, the Company harvested 71.9% more boxes than in the previous fiscal year. The Company also experienced an increase in pound solids per box. Similarly to the Early and Mid-Season fruit, the harvesting of the Company’s Valencia fruit commenced later than in the previous fiscal year. The harvesting of the Valencia fruit commenced in early March of 2019, whereas in the prior fiscal year the harvesting commenced in late January 2018. Accordingly, the Company has harvested a fewer number of boxes in the six month period ended March 31, 2019, as compared to the same period in fiscal year 2018. The Company anticipates an overall increase in the number of boxes harvested and revenues generated from Valencia fruit for the 2019 harvest, as compared to the prior fiscal year. Additionally, the Company saw a reduction in the price per pound solids, largely attributable to the Early and Mid-Season and Valencia crop being greater than initially anticipated throughout Florida.

Citrus production for the three and six months ended March 31, 2019 and 2018 is summarized in the following table.

(in thousands, except per box and per pound solids data)

	Three Months Ended				Six Months Ended
	March 31,		Change		March 31,		Change
	2019	2018	Unit	%	2019	2018	Unit	%
Boxes Harvested:
Early and Mid-Season	2,120	597	1,523	NM	3,114	1,811	1,303	71.9%
Valencias	1,298	1,470	(172)	(11.7)%	1,298	1,470	(172)	(11.7)%
Total Processed	3,418	2,067	1,351	65.4%	4,412	3,281	1,131	34.5%
Fresh Fruit	33	24	9	37.5%	136	97	39	40.2%
Total	3,451	2,091	1,360	65.0%	4,548	3,378	1,170	34.6%

Pound Solids Produced:
Early and Mid-Season	11,735	3,125	8,610	NM	16,873	9,194	7,679	83.5%
Valencias	7,831	8,651	(820)	(9.5)%	7,831	8,651	(820)	(9.5)%
Total	19,566	11,776	7,790	66.2%	24,704	17,845	6,859	38.4%

Average Pound Solids per Box:
Early and Mid-Season	5.54	5.23	0.31	5.9%	5.42	5.08	0.34	6.7%
Valencias	6.04	5.89	0.15	2.5%	6.04	5.89	0.15	2.5%

Price per Pound Solids:
Early and Mid-Season	$2.38	$2.83	$(0.45)	(15.9)%	$2.35	$2.64	$(0.29)	(11.0)%
Valencias	$2.39	$2.84	$(0.45)	(15.8)%	$2.39	$2.84	$(0.45)	(15.8)%

NM - Not meaningful

Water Resources and Other Operations Division Results

Operating results for the Water Resources and Other Operations Division for the six months ended March 31, 2019 improved by $1.2 million from the six months ended March 31, 2018, primarily due to the Company selling its cattle herd in late January 2018, and as such, are no longer incurring expenses relating to calves and culls. As part of this transaction, the Company entered into a long-term arrangement with the purchaser for grazing rights on the ranch. The Company continues to own the property and conduct its long-term water dispersement program and wildlife management programs.

Other Corporate Financial Information

General and administrative expenses increased by $1.1 million to $8.1 million for the six months ended March 31, 2019. The increase was primarily due to an increase in professional fees of $2.3 million during the six months ended March 31, 2019, related to a corporate litigation matter. This litigation has been resolved and a settlement was reached on February 11, 2019. The Company does not anticipate incurring any further professional fees relating to this matter. Additionally, as part of this settlement, the Company recorded consulting and separation fees of $0.8 million during the six months ended March 31, 2019. These increases were partially offset by an adjustment to stock compensation expense as part of the settled litigation and a decrease in payroll expenses. The Company recorded a reduction to stock compensation expense in the amount of $0.8 million as a result of a former senior executive forfeiting his stock options. The reduction in payroll costs of $0.7 million was primarily due to a reduction in (i) separation expenses of $0.4 million; (ii) accrual for paid time-off of $0.2 million; and (iii) personnel and overtime costs of $0.1 million.

Other expense, net, which primarily consists of interest expense, change in fair value of derivatives and gain or loss on sale of real estate, property and equipment and assets held for sale, was $4.8 million for the six months ended March 31, 2019, as compared to $2.5 million for the six months ended March 31, 2018. The increase of $2.3 million is primarily attributable to the Company recording an offsetting gain on sale of real estate, property and equipment of $1.8 million during the six months ended March 31, 2018.

The Company paid a second quarter cash dividend of $0.06 per share on its outstanding common stock on April 12, 2019 to shareholders of record as of March 29, 2019.

At March 31, 2019 the Company had working capital of $32.5 million, and had term debt, net of cash and cash equivalents and restricted cash of $186.3 million.

About Alico

Alico, Inc. primarily operates two divisions: Alico Citrus, one of the nation’s largest citrus producers, and Alico Water Resources and Other Operations, a leading water storage and environmental services division. Learn more about Alico (Nasdaq: "ALCO") at www.alicoinc.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on Alico’s current expectations about future events and can be identified by terms such as "plans," "expect," "may," "anticipate," "intend," "should be," "will be," "is likely to," "believes," and similar expressions referring to future periods.

Alico believes the expectations reflected in the forward-looking statements are reasonable but cannot guarantee future results, level of activity, performance or achievements. Actual results may differ materially from those expressed or implied in the forward-looking statements. Therefore, Alico cautions you against relying on any of these forward-looking statements. Factors which may cause future outcomes to differ materially from those foreseen in forward-looking statements include, but are not limited to: changes in laws, regulation and rules; changes in the political environment and agendas; weather conditions that affect production, transportation, storage, demand, import and export of fresh product and its by-products; increased pressure from diseases including citrus greening and citrus canker, as well as insects and other pests; disruption of water supplies or changes in water allocations; pricing and supply of raw materials and products; market responses to industry volume pressures; pricing and supply of energy; changes in interest rates; availability of financing for land development activities and other growth and corporate opportunities; onetime events; acquisitions and divestitures; seasonality; our ability to achieve the anticipated cost savings under the Alico 2.0 Modernization Program; customer concentration; labor disruptions; inability to pay debt obligations; inability to engage in certain transactions due to restrictive covenants in debt instruments; government restrictions on land use; changes in agricultural land values; and market and pricing risks due to concentrated ownership of stock. Other risks and uncertainties include those that are described in Alico’s SEC filings, which are available on the SEC’s website at http://www.sec.gov. Alico undertakes no obligation to subsequently update or revise the forward-looking statements made in this press release, except as required by law.

Investor Contact:
John E. Kiernan
Executive Vice President and Chief Financial Officer
(239) 226-2000
JKiernan@alicoinc.com

ALICO, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (in thousands, except share amounts)

	March 31,	September 30,
	2019	2018
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$606	$25,260
Accounts receivable, net	13,997	2,544
Inventories	36,111	41,033
Assets held for sale	1,403	1,391
Prepaid expenses and other current assets	946	833
Total current assets	53,063	71,061

Restricted cash	7,004	7,000
Property and equipment, net	342,930	340,403
Goodwill	2,246	2,246
Deferred financing costs, net of accumulated amortization	44	136
Other non-current assets	2,802	2,576
Total assets	$408,089	$423,422

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,372	$3,764
Accrued liabilities	5,988	9,226
Long-term debt, current portion	5,313	5,275
Income taxes payable	1,468	2,320
Other current liabilities	437	913
Total current liabilities	20,578	21,498

Long-term debt:
Principal amount, net of current portion	163,599	169,074
Less: deferred financing costs, net	(1,465)	(1,563)
Long-term debt less current portion and deferred financing costs, net	162,134	167,511
Lines of credit	24,962	2,685
Deferred income tax liabilities	28,930	25,153
Deferred gain on sale	—	24,928
Deferred retirement obligations	3,938	4,052
Other liabilities	346	—
Total liabilities	240,888	245,827
Stockholders' equity:
Preferred stock, no par value, 1,000,000 shares authorized; none issued	—	—
Common stock, $1.00 par value, 15,000,000 shares authorized; 8,416,145 and 8,416,145 shares issued and 7,462,803 and 8,199,957 shares outstanding at March 31, 2019 and September 30, 2018, respectively	8,416	8,416

Additional paid in capital	19,733	20,126
Treasury stock, at cost, 953,342 and 216,188 shares held at March 31, 2019 and September 30, 2018, respectively	(32,496)	(7,536)
Retained earnings	166,193	151,111
Total Alico stockholders' equity	161,846	172,117
Noncontrolling interest	5,355	5,478
Total stockholders' equity	167,201	177,595
Total liabilities and stockholders' equity	$408,089	$423,422

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED) (in thousands, except per share amounts)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Operating revenues:
Alico Citrus	$47,823	$34,709	$61,720	$51,788
Water Resources and Other Operations	698	891	1,580	1,345
Total operating revenues	48,521	35,600	63,300	53,133
Operating expenses:
Alico Citrus	31,582	26,110	42,456	42,405
Water Resources and Other Operations	625	1,657	1,348	2,313
Total operating expenses	32,207	27,767	43,804	44,718
Gross profit:	16,314	7,833	19,496	8,415
General and administrative expenses	4,654	3,073	8,104	6,959
Income from operations	11,660	4,760	11,392	1,456
Other (expense) income:
Interest expense	(1,963)	(2,239)	(3,880)	(4,494)
Gain on sale of real estate, property and equipment and assets held for sale	1	99	23	1,835
Change in fair value of derivatives	(33)	—	(989)	—
Other income, net	23	—	10	144
Total other expenses, net	(1,972)	(2,140)	(4,836)	(2,515)
Income (loss) before income taxes	9,688	2,620	6,556	(1,059)
Income tax provision (benefit)	2,228	8,150	1,599	(4,267)
Net income (loss)	7,460	(5,530)	4,957	3,208
Net loss attributable to noncontrolling interests	87	16	123	24
Net income (loss) attributable to Alico, Inc. common stockholders	$7,547	$(5,514)	$5,080	$3,232
Per share information attributable to Alico, Inc. common stockholders:
Earnings (loss) per common share:
Basic	$1.01	$(0.67)	$0.68	$0.39
Diluted	$1.01	$(0.67)	$0.68	$0.39
Weighted-average number of common shares outstanding:
Basic	7,463	8,256	7,471	8,251
Diluted	7,469	8,256	7,506	8,310

Cash dividends declared per common share	$0.06	$0.06	$0.12	$0.12

ALICO, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED) (in thousands)

	Six Months Ended March 31,
	2019	2018
Net cash provided by (used in) operating activities:
Net income	$4,957	$3,208
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Deferred gain on sale of sugarcane land	—	(282)
Depreciation, depletion and amortization	6,951	6,922
Deferred income tax provision (benefit)	73	(4,306)
Gain on sale of real estate, property and equipment and assets held for sale	(23)	(1,835)
Change in fair value of derivatives	989	—
Non-cash interest expense on deferred gain on sugarcane land	—	688
Stock-based compensation expense	223	856
Other	(51)	(300)
Changes in operating assets and liabilities:
Accounts receivable	(11,453)	(12,229)
Inventories	4,922	9,194
Prepaid expenses and other assets	92	(620)
Accounts payable and accrued expenses	370	(533)
Income tax payable	(852)	—
Other liabilities	(130)	(1,014)
Net cash provided by (used in) operating activities	6,068	(251)

Cash flows from investing activities:
Purchases of property and equipment	(9,524)	(7,438)
Net proceeds from sale of property and equipment and assets held for sale	202	24,612
Deposits on purchase of citrus trees	(515)	—
Notes receivable	50	(379)
Net cash (used in) provided by investing activities	(9,787)	16,795

Cash flows from financing activities:
Repayments on revolving lines of credit	(41,360)	(21,424)
Borrowings on revolving lines of credit	63,637	21,424
Principal payments on term loans	(5,437)	(6,715)
Treasury stock purchases	(25,576)	(206)
Payment on termination of Global Ag agreement	(11,300)	—
Dividends paid	(895)	(988)
Capital lease obligation payments	—	(8)
Net cash used in financing activities	(20,931)	(7,917)

Net (decrease) increase in cash and cash equivalents and restricted cash	(24,650)	8,627
Cash and cash equivalents and restricted cash at beginning of the period	32,260	3,395

Cash and cash equivalents and restricted cash at end of the period	$7,610	$12,022

Non-GAAP Financial Measures

Adjusted EBITDA
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Net income (loss) attributable to common stockholders	$7,547	$(5,514)	$5,080	$3,232
Interest expense	1,963	2,239	3,880	4,494
Income tax provision (benefit)	2,228	8,150	1,599	(4,267)
Depreciation, depletion and amortization	3,493	3,432	6,951	6,922
EBITDA	15,231	8,307	17,510	10,381

Transaction costs	—	12	—	88
Stock compensation expense (1)	255	242	570	473
Separation and consulting agreement expense (2)	800	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	1,783	—	2,283	—
Change in fair value of derivatives	33	—	989	—
Forfeiture of stock options (3)	(823)	—	(823)	—
Gains on sale of real estate and property and equipment and assets held for sale	(1)	(99)	(23)	(1,835)

Adjusted EBITDA	$17,278	$8,462	$21,338	$9,295

(1) Includes stock compensation expense for current executives.
(2) Includes consulting and compensation fees for former CEO.
(3) Includes forfeitures of stock options by former CEO, resulting in expense recapture.

Adjusted Income (Loss) Per Diluted Common Share
(in thousands)
	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018

Net income (loss) attributable to common stockholders	$7,547	$(5,514)	$5,080	$3,232
One-time deferred tax adjustment due to new tax legislation	—	1,250	—	(10,077)
Valuation allowance on capital loss carryforward	—	6,060	—	6,060
Transaction costs	—	12	—	88
Stock compensation expense (1)	255	242	570	473
Separation and consulting agreement expense (2)	800	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	1,783	—	2,283	—

Change in fair value of derivatives	33	—	989	—
Forfeiture of stock options (3)	(823)	—	(823)	—
Gains on sale of real estate and property and equipment and assets held for sale	(1)	(99)	(23)	(1,835)
Tax impact	(322)	84	(532)	388

Adjusted net income (loss) attributable to common stockholders	$9,272	$2,035	$8,376	$(1,483)

Diluted common shares	7,469	8,256	7,506	8,310

Adjusted income (loss) per diluted common share	$1.24	$0.25	$1.12	$(0.18)

(1) Includes stock compensation expense for current executives.
(2) Includes consulting and compensation fees for former CEO.
(3) Includes forfeitures of stock options by former CEO, resulting in expense recapture.

Adjusted Free Cash Flow
(in thousands)

	Three Months Ended March 31,		Six Months Ended March 31,
	2019	2018	2019	2018
Net cash provided by (used in) operating activities	$18,069	$9,438	$6,068	$(251)
Adjustments for non-recurring items:
Transaction costs	—	12	—	88
Separation and consulting agreement expense (1)	800	—	800	188
Tender offer expense	—	—	32	—
Professional fees relating to corporate matters	1,783	—	2,283	—
Tax impact	(472)	(3)	(605)	(68)
Capital expenditures	(6,066)	(3,877)	(9,524)	(7,438)
Adjusted Free Cash Flow	$14,114	$5,570	$(946)	$(7,481)

(1) Includes consulting and compensation fees for former CEO.

Alico utilizes the non-GAAP measures EBITDA, Adjusted EBITDA, Adjusted Income (Loss) per Diluted Common Share and Adjusted Free Cash Flow among other measures, to evaluate the performance of its business. Due to significant depreciable assets associated with the nature of our operations and, to a lesser extent, interest costs associated with our capital structure, management believes that EBITDA, Adjusted EBITDA, Adjusted Income (Loss) per Diluted Common Share, and Adjusted Free Cash Flow are important measures to evaluate our results of operations between periods on a more comparable basis and to help investors analyze underlying trends in our business, evaluate the performance of our business both on an absolute basis and relative to our peers and the broader market, provide useful information to both management and investors by excluding certain items that may not be indicative of our core operating results and operational strength of our business and help investors evaluate our ability to service our debt. Such measurements are not prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”) and should not be construed as an alternative to reported results determined in accordance with U.S. GAAP. The non-GAAP information provided is unique to Alico and may not be consistent with methodologies used by other companies. EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization.

Adjusted EBITDA is defined as net income (loss) before interest expense, provision (benefit) for income taxes, depreciation and amortization and adjustments for non-recurring transactions or transactions that are not indicative of our core operating results, such as gains or losses on sales of real estate, property and equipment and assets held for sale. Adjusted Income (Loss) per Diluted Common Share is defined as net income (loss) adjusted for non-recurring transactions divided by diluted common shares. Adjusted Free Cash Flow is defined as cash provided by (used in) operating activities adjusted for non-recurring transactions less capital expenditures. The Company uses Adjusted Free Cash Flow to evaluate its business and this measure is considered an important indicator of the Company's liquidity, including its ability to reduce net debt, make strategic investments, and pay dividends to common stockholders. The Company’s definition of Adjusted Free Cash Flow does not represent residual cash flows available for discretionary spending.